UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 20, 2012

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices)  (Zip Code)

(816) 854-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Market Stock Units. On June 20, 2012, the Company’s Board of Directors, based on the recommendation of its Compensation Committee, approved the terms and conditions applicable to the use of market stock units as a form of performance-based equity compensation to be granted to certain employees of the Company and its subsidiaries in fiscal year 2013 under the Company’s 2003 Long-Term Executive Compensation Plan (“2003 LTEC Plan”).

Market stock units are designed to increase the pay-for-performance relationship in the Company’s overall long-term equity compensation program.  Eligible recipients are executives of the Company, including the Company’s named executive officers, who are selected for awards by the Board, Compensation Committee or, in some cases not involving any executive officers, the Chief Executive Officer. Under the terms and conditions applicable to market stock unit awards approved by the Compensation Committee and the Board to be granted in fiscal year 2013:

▪
If certain performance thresholds are met, a participating executive has the opportunity to earn a market stock unit payout between 50% and 200% of his or her target number of shares based on the difference between the average of the Company’s stock price for the thirty days prior to the grant date (“Grant Date Price”) and the average of the Company’s stock price for the thirty days prior to the vesting date for the awards, which is the end of the three-year performance period applicable to the awards, or April 30, 2015 (“Vesting Date Price”).  Following vesting, the market stock units will be settled in shares of the Company’s common stock.

▪
Performance is measured over a three-year performance period beginning on May 1, 2013 and ending on April 30, 2015, with the performance metrics established within 90 days of the beginning of the performance period and the cumulative results for the three-year period determining the number of shares of common stock payable upon vesting of the market stock units following the end of the three-year period.  The total number of shares of the Company’s common stock that will be paid to participating executives following vesting of the market stock units, if any, is equal to the number of market stock units granted on the grant date multiplied by the ratio of the Vesting Date Price to the Grant Date Price.

▪
The vesting of market stock units is subject to two thresholds, both of which must be satisfied for any payout to occur.  First, the Vesting Date Price must be greater than or equal to 50% of the Grant Date Price.  Second, the Company’s average return on equity (as defined in the grant agreement) during the applicable three-year performance period must be greater than or equal to 20%.  Failure to attain either of these thresholds would result in forfeiture of the entire market stock unit award.

▪
Vesting of market stock units, if any, occurs at the end of the three-year performance period applicable to the awards, or April 30, 2015.  However, an executive will forfeit his or her award upon his or her voluntary termination of employment or termination for cause prior to vesting.  An executive is entitled to receive a pro-rata portion of his or her award in the event of the executive’s death, disability, retirement or involuntary termination without cause prior to vesting.

▪
There are no dividends paid on outstanding market stock units during the vesting period. Upon vesting of the market stock units, in addition to receiving the applicable number of shares of common stock determined according to the payout calculation, the executive will receive additional shares of common stock equal to the total dividends that would have been paid on the vested market stock units if such shares had been outstanding on the grant date through the payment date, divided by the applicable Vesting Date Stock Price.

▪	Market stock units do not carry voting rights.

The form of grant agreement for market stock units includes, among other terms and conditions, termination, change-in-control, and clawback provisions.  A copy of the form of grant agreement for market stock units is filed as Exhibit 10.1 herewith.

Performance Share Units. On June 20, 2012, the Company’s Board of Directors, based on the recommendation of its Compensation Committee, approved the terms and conditions applicable to performance share units granted to certain executives, including named executive officers, in fiscal year 2013, which terms and conditions differ from the previously adopted performance share program that was described in the Company’s current report on Form 8-K filed June 23, 2011.  The performance share units are available to be issued to employees of the Company and its subsidiaries pursuant to the 2003 LTEC Plan.

Performance share units, like the market stock units described above, are designed to be consistent with the focus on pay-for-performance aspects of the Company’s overall long-term equity compensation program. Eligible recipients are executives of the Company, including the Company’s named executive officers, who are selected for awards by the Board, Compensation Committee, or, in some cases not involving any executive officers, the Chief Executive Officer. Under the terms and conditions applicable to the performance share units:

▪
A participating executive has the opportunity to earn a performance share unit payout between 0% and 250% of his or her target award based on the Company’s performance against pre-established performance metrics and a total shareholder return modification described below. Following vesting, the performance share units are settled using shares of the Company’s common stock.

▪
Performance is measured over a three-year performance period beginning on May 1, 2013 and ending on April 30, 2015, with the performance metrics established within 90 days of the beginning of the performance period and the cumulative results for the three-year period determining the number of shares of common stock payable following vesting of the performance share units at the end of the three-year period.  This number of shares is then subject to a potential modification of up to plus or minus 25% based on the Company’s total shareholder return (“TSR”) over the entire three-year performance period relative to the S&P 500.  As a result of the TSR modification, the maximum award of 250% of a participating executive’s target can only be achieved if the maximum performance goals are met and TSR over the entire three-year performance period equals or exceeds the 80th percentile relative to the S&P 500.

▪	The performance metric for the three-year performance period beginning in fiscal year 2013 is the Company’s pre-tax earnings from continuing operations.

▪
Vesting of performance share units, if any, occurs at the end of the three-year performance period applicable to the awards, or April 30, 2015.  However, an executive will forfeit his or her award upon his or her voluntary termination of employment or termination for cause prior to vesting.  An executive is entitled to receive a pro-rata portion of his or her award in the event of the executive’s death, disability, retirement or involuntary termination without cause prior to vesting.

▪
There are no dividends paid on outstanding performance share units during the vesting period. Upon vesting of the performance share units, in addition to receiving the applicable number of shares of common stock determined according to the payout calculation, the executive will receive additional shares of common stock equal in value to the total dividends that would have been paid on the number of shares of common stock that are paid to the executive upon vesting.

▪	Performance share units do not carry voting rights.

The form of grant agreement for performance share units includes, among other provisions, termination, change-in-control, and clawback provisions.  A copy of the form of grant agreement for performance share unit grants is filed as Exhibit 10.2 herewith.

Forms Of Grant Agreement. On June 20, 2012, the Company’s Board of Directors adopted new forms of grant agreement, based on the recommendation of its Compensation Committee, for long-term incentive grants of market stock units, performance share units, stock options, and restricted share units pursuant to the 2003 LTEC Plan.  The grant agreements for market stock units and performance share units are discussed above.  The grant agreements for stock options and restricted share units include, among other provisions, termination, change-in-control, and clawback provisions.  Copies of the forms of grant agreement for stock options and restricted share units are filed as Exhibits 10.3 and 10.4, respectively, herewith.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.1	Form of Grant Agreement for Market Stock Units
10.2	Form of Grant Agreement for Performance Share Units
10.3	Form of Grant Agreement for Stock Options
10.4	Form of Grant Agreement for Restricted Share Units

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: June 26, 2012	By:/s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary

EXHIBIT INDEX

10.1	Form of Grant Agreement for Market Stock Units
10.2	Form of Grant Agreement for Performance Share Units
10.3	Form of Grant Agreement for Stock Options
10.4	Form of Grant Agreement for Restricted Share Units